UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	81-0331430

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

N/A	N/A
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☑
Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act:
Class B common stock

(Title of class)

AMENDMENT NO. 1 TO FORM 8-A
     First Interstate BancSystem, Inc., a Montana corporation (the “Registrant”), hereby amends in its entirety its original Application for Registration on Form 8-A, filed with the Securities and Exchange Commission on April 15, 2002, with respect to its common stock, no par value per share (the “Prior Common Stock”), to reflect, among other things, the redesignation of such previously authorized Prior Common Stock as Class B common stock, no par value per share (the “Class B Common Stock”). Such redesignation was approved at a special meeting of shareholders of the Registrant that was held on March 5, 2010, at which meeting the Registrant’s shareholders approved amendments to the Registrant’s then existing Restated Articles of Incorporation, as then amended, that effected the redesignation and modified the rights of holders of the Registrant’s then outstanding Prior Common Stock as described herein.
Item 1. Description of Securities to be Registered.
     A description of the Class B Common Stock of the Registrant to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-164380), which was initially filed with the Securities and Exchange Commission on January 15, 2010 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The description of the Class B Common Stock included in any form of prospectus subsequently filed by the Registrant with respect to the Registration Statement pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following documents are incorporated by reference as exhibits to this registration statement:

Exhibit No.	Exhibit Description

3.1	Amended and Restated Articles of Incorporation dated March 5, 2010 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 8, 2010)
3.2	Amended and Restated Bylaws dated January 28, 2010 (incorporated herein by reference to Exhibit 3.8 of the Company’s Current Report on Form 8-K filed on February 2, 2010)
4.1	Shareholder’s Agreement for non-Scott family members (incorporated herein by reference to the Company’s Post-Effective Amendment No. 3 to Registration Statement on Form S-1, No. 033-84540, filed on September 29, 1994)
4.2	Shareholder’s Agreement for non-Scott family members dated August 24, 2001 (incorporated herein by reference to Exhibit 4.26 of the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-76825, filed on September 6, 2001)
4.3	Shareholder’s Agreement for non-Scott family members dated August 19, 2002 (incorporated herein by reference to Exhibit 4.27 of the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825, filed on August 8, 2002)
4.4	First Interstate Stockholders’ Agreements with Scott family members dated January 11, 1999 (incorporated herein by reference to Exhibit 4.19 of the Company’s Registration Statement on Form S-8, No. 333-76825, filed on April 22, 1999)
4.5	Specimen of Charity Shareholder’s Agreement with Charitable Shareholders (incorporated herein by reference to the Exhibit 4.20 of Company’s Registration Statement on Form S-8, No. 333-76825, filed on April 22, 1999)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST INTERSTATE BANCSYSTEM, INC.
	By:	/s/ Terrill R. Moore
		Name:	Terrill R. Moore
Date: March 10, 2010		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Articles of Incorporation dated March 5, 2010 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on March 8, 2010)
3.2	Amended and Restated Bylaws dated January 28, 2010 (incorporated herein by reference to Exhibit 3.8 of the Company’s Current Report on Form 8-K filed on February 2, 2010)
4.1	Shareholder’s Agreement for non-Scott family members (incorporated herein by reference to the Company’s Post-Effective Amendment No. 3 to Registration Statement on Form S-1, No. 033-84540, filed on September 29, 1994)
4.2	Shareholder’s Agreement for non-Scott family members dated August 24, 2001 (incorporated herein by reference to Exhibit 4.26 of the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-8, No. 333-76825, filed on September 6, 2001)
4.3	Shareholder’s Agreement for non-Scott family members dated August 19, 2002 (incorporated herein by reference to Exhibit 4.27 of the Company’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825, filed on August 8, 2002)
4.4	First Interstate Stockholders’ Agreements with Scott family members dated January 11, 1999 (incorporated herein by reference to Exhibit 4.19 of the Company’s Registration Statement on Form S-8, No. 333-76825, filed on April 22, 1999)
4.5	Specimen of Charity Shareholder’s Agreement with Charitable Shareholders (incorporated herein by reference to the Exhibit 4.20 of Company’s Registration Statement on Form S-8, No. 333-76825, filed on April 22, 1999)